UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 18, 2010 (March 12, 2010)

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

451 Florida Street, Baton Rouge, Louisiana	70801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code

(225) 388-8011

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 5— Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

On March 15, 2010, Albemarle Corporation (the “Company”) announced that Luther C. Kissam IV, the Executive Vice President, Manufacturing and Law of the Company, has been appointed to serve as the Company’s President effective immediately. Mr. Kissam, age 45, was named Executive Vice President, Manufacturing and Law and Secretary in May 2009. Previously, he served as Senior Vice President, Manufacturing and Law, and Corporate Secretary of the Company since January 8, 2008. Mr. Kissam joined the Company in September 2003 and served as Vice President, General Counsel and Secretary from that time until December 16, 2005, when he was promoted to Senior Vice President, General Counsel and Secretary. Mark C. Rohr will continue to serve as the Company’s Chairman of the Board and Chief Executive Officer. A copy of the press release announcing Mr. Kissam’s appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

2010 Base Salaries

On March 12, 2010, the Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company established the following base salaries for the named executive officers that are effective as of March 16, 2010: Mark C. Rohr ($900,000); Luther C. Kissam IV ($550,000); John M. Steitz ($550,000); Richard J. Diemer, Jr. ($440,000); and John J. Nicols ($390,000).

2010 Annual Incentive Plan

On March 12, 2010, the Committee approved the 2010 annual incentive plan target percentages for the named executive officers of the Company, pursuant to the Albemarle Corporation 2008 Incentive Plan (the “Incentive Plan”). Under the Incentive Plan, each of the named executive officers is eligible to receive an annual cash incentive payment of 0 to two times a target percentage of their respective base salaries if certain criteria to be established by the Committee are met for 2010. The target percentages of base salary are as follows: Mark C. Rohr (110%); Luther C. Kissam IV (70%); John M. Steitz (70%); Richard J. Diemer, Jr. (60%); and John J. Nicols (60%). The named executive officers earn these targeted percentages for achieving target performance levels under the Incentive Plan company-wide metrics. For superior corporate performance, up to two times target may be earned. In addition, based on specific individual performance goals, an additional amount may be earned up to the set maximum potential bonus. The maximum amounts payable for 2010 are as follows: Mark C. Rohr ($2,970,000); Luther C. Kissam IV ($1,155,000); John M. Steitz ($1,155,000); Richard J. Diemer, Jr. ($792,000); and John J. Nicols ($702,000). In order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, in 2010, if EBITDA excluding special items exceeds 5% of Net Sales, the awards are initially determined at maximum. The annual incentive awards actually paid to the named executive officers are then adjusted to a level below the plan maximum in accordance with the targets described above. The Committee bases the annual incentive awards for named executive officers on performance measures allowed by the Incentive Plan and uses its negative discretion to pay incentive awards for the executives at the performance level achieved against the goals. The Committee also established the annual incentive plan company-wide metrics for 2010 bonuses based on the following factors: EBIT (60%), cash flow from operations (30%) and stewardship (10%), which includes metrics related to safety and the environment. Any incentive payments earned under the Incentive Plan for 2010 will be paid in the first quarter of 2011.

“EBIT” is combined income of each segment before interest and taxes less corporate expenses before special items each calendar year in the measurement period as determined by the Company for such purpose provided, however, that in accordance with the Incentive Plan and as approved by the Committee in its sole and absolute discretion, EBIT may be adjusted to reflect extraordinary and significant events that distort current earnings.

2010 Long Term Incentive Plan

On March 12, 2010, the Committee approved the 2010 Long Term Incentive Plan under which it granted stock options and performance units (“PUs”) to the named executive officers. The grants made to the named executive officers are as follows: Mark C. Rohr (40,000 PUs, 63,500 options); Luther C. Kissam IV (20,000 PUs, 36,000 options); John M. Steitz (20,000 PUs, 36,000 options); Richard J. Diemer, Jr. (14,000 PUs, 26,000 options); and John J. Nicols (8,400 PUs, 15,000 options). Attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein, are copies of the form of Performance Unit Agreement and the form of Stock Option Agreement used under the Incentive Plan for the grants of PUs and stock options, as the case may be.

Retention Restricted Stock Unit Grant

On March 12, 2010, the Committee approved a grant of 15,000 restricted stock units to John J. Nicols as part of a retention program for executive officers. The restricted stock units granted to Mr. Nicols will vest in three equal increments beginning on the third anniversary date of the award. The award is subject to the terms in the Restricted Stock Unit Agreement. A form of Restricted Stock Unit Agreement that will be used under the Incentive Plan for grants of restricted stock unit awards is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Performance Unit Agreement

10.2	Form of Stock Option Agreement

10.3	Form of Restricted Stock Unit Agreement

99.1	Press release, dated March 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2010

ALBEMARLE CORPORATION

By:	/s/ Nicole C. Daniel
Nicole C. Daniel
Vice President, Chief Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Form of Performance Unit Agreement

10.2	Form of Stock Option Agreement

10.3	Form of Restricted Stock Unit Agreement

99.1	Press release, dated March 15, 2010